                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(C)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              PAMECO CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      N/A
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                              PAMECO CORPORATION
                               1000 CENTER PLACE
                            NORCROSS, GEORGIA 30093

                               ----------------
                                                                   May 21, 1998

Dear Shareholder,

  You are invited to attend the 1998 Annual Meeting of Shareholders of Pameco Corporation to be held at 9:30 a.m. on Tuesday, June 23, at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, N.E., Suite 2800, Atlanta, Georgia 30309.

  The Annual Meeting will include discussions and voting on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and discussion of other business matters properly brought before the meeting.

  Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy in the enclosed envelope.

                                          Cordially,

                                          Gerald V. Gurbacki
                                          Chief Executive Officer

                              PAMECO CORPORATION
                               1000 CENTER PLACE
                            NORCROSS, GEORGIA 30093

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JUNE 23, 1998

                               ----------------

  You are cordially invited to attend the Annual Meeting of Shareholders of Pameco Corporation ("Pameco" or the "Company") which will be held on June 23, 1998, at 9:30 a.m., local time, at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, N.E., Suite 2800, Atlanta, Georgia 30309, for the following purposes:

    (1) To elect the eight members of the Board of Directors, consisting of two directors to be elected by the holders of the Company's Class A Common Stock and six directors to be elected by the holders of the Company's Class B Common Stock;

    (2) To ratify the Company's Employee Stock Option Plan (Plan I);

    (3) To ratify the Company's Employee Stock Option Plan (Plan II);

    (4) To consider and act upon a proposal to amend the Company's Employee Stock Option Plan (Plan I) to increase to 1,050,000 the maximum number of shares of Class A Common Stock issuable under the Plan;

    (5) To consider and act upon a proposal to amend the Company's Employee Stock Option Plan (Plan I) to allow employees terminated without cause a five business day grace period to exercise stock options granted under the Plan;

    (6) To consider and act upon a proposal to amend the Company's Directors Stock Option Plan to increase to 112,500 the maximum number of shares of Class A Common Stock issuable under the Plan; and

    (7) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Shareholders of record at the close of business on April 27, 1998 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

  It is desirable that your shares of stock be represented at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors

                                          Theodore R. Kallgren
                                          Chief Financial Officer, Vice
                                           President and Secretary

Norcross, Georgia
May 21, 1998

                              PAMECO CORPORATION
                               1000 CENTER PLACE
                            NORCROSS, GEORGIA 30093

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

PROXY SOLICITATION

  This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about May 21, 1998, by the Board of Directors of Pameco Corporation (the "Company") in connection with the solicitation of proxies for Class A and Class B Common Stock for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, N.E., Suite 2800, Atlanta, Georgia 30309, on June 23, 1998, at 9:30 a.m., local time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, certain officers and directors of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. The closing price of the Company's Class A Common Stock as reported on the New York Stock Exchange on April 27, 1998 was $20.375 per share. There is no public market for the Class B Common Stock, but shares of Class B Common Stock are convertible on a share-for-share basis into shares of Class A Common Stock.

PURPOSES OF ANNUAL MEETING

  The principal purposes of the Annual Meeting are to: (1) elect the eight members of the Board of Directors, consisting of two directors to be elected by the holders of the Company's Class A Common Stock and six directors to be elected by the holders of the Company's Class B Common Stock; (2) ratify the Company's Employee Stock Option Plan (Plan I); (3) ratify the Company's Employee Stock Option Plan (Plan II); (4) consider and act upon a proposal to amend the Company's Employee Stock Option Plan (Plan I) to increase to 1,050,000 the maximum number of shares of Class A Common Stock issuable under the Plan; (5) consider and act upon a proposal to amend the Company's Employee Stock Option Plan (Plan I) to allow employees terminated without cause a five business day grace period to exercise stock options granted under the Plan;
(6) consider and act upon a proposal to amend the Company's Directors Stock Option Plan to increase to 112,500 the maximum number of shares of Class A Common Stock issuable under such plan; and (7) transact such other business as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors knows of no matters (other than those stated above) to be brought before the Annual Meeting.

VOTING RIGHTS

  If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained in it. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying "Notice of Annual Meeting of Shareholders" and in such manner as the proxyholders named on the card determine in their discretion with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. Any proxy given pursuant to this solicitation may be revoked by: (1) filing written notice of revocation with the Secretary of the Company before the vote of shareholders,
(2) filing a duly executed proxy bearing a later date with the Secretary of the Company before the vote of shareholders, or (3) attending the Annual Meeting and voting in person.

  The Board of Directors has fixed the close of business on April 27, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on April 27, 1998, the Company had outstanding 4,703,305 shares of Class A Common Stock, 4,046,346 shares of Class B Common Stock, and no shares of Preferred Stock. On all matters to come before the Annual Meeting, each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, except with respect to: (1) the election of directors, (2) certain "Going Private Transactions" (as defined in the Company's Articles of Incorporation), none of which is anticipated by the Board of Directors to be brought before the Annual Meeting, and (3) any other matters required by law. Holders of Class A and Class B Common Stock will vote together as a single voting group on all matters anticipated to come before the Annual Meeting, except the election of directors, where holders of Class A Common Stock, voting as a separate class, are entitled to elect two of the Company's directors, and holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining six directors. The presence in person or by proxy of shares representing a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of such voting group with regard to that matter. The Company's Articles of Incorporation do not authorize cumulative voting.

  Pursuant to the Company's Bylaws, the election of directors requires a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Bylaws provide that all other matters brought before the Annual Meeting shall be approved if the votes cast within the applicable voting group favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes will be counted in determining whether a quorum of the relevant voting group is present, but will not affect the outcome of a vote on any matter other than the election of directors. With respect to the election of directors, abstentions and broker non-votes are effectively counted as votes against the election of the relevant director.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  Pursuant to the Articles of Incorporation and Bylaws, in August 1997 the Board of Directors adopted a resolution increasing the number of directors from seven to eight. Holders of the Class A and Class B Common Stock, voting as separate classes, will elect two directors and six directors, respectively. The eight persons named below have been nominated to serve on the Board of Directors until the 1999 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified). Each nominee is currently a director of the Company. The Board of Directors has no reason to believe that the persons named below as nominees for directors will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, the proxy may be voted by the proxyholders with discretionary authority for the substitute or substitutes designated by the Board of Directors.

NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK AS DIRECTORS

      Richard A. Bearse                  G. Thomas Braswell, Jr.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

NOMINEES FOR ELECTION BY HOLDERS OF CLASS B COMMON STOCK AS DIRECTORS

      James R. Balkcom, Jr.                            Earl Dolive
      Gerald V. Gurbacki                               H. Whitney Wagner
      Michael H. Bulkin                                Thomas G. Weld

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

  Certain information regarding the directors and key employees of the Company is set forth in the table below.

          NAME              AGE                          POSITION
          ----              ---                          --------
   James R. Balkcom, Jr. .. 53  Chairman of the Board
   Gerald V. Gurbacki...... 52  Chief Executive Officer and Director
   Jerry W. Bowman......... 47  Executive Vice President and Chief Operating Officer
   Theodore R. Kallgren.... 36  Chief Financial Officer, Vice President and Secretary
   Jeffrey S. Ruege........ 43  Vice President and General Manager-Strategic Business Units
   Mark L. Davison......... 38  Chief Information Officer
   Richard A. Bearse....... 59  Director
   G. Thomas Braswell,
    Jr. ................... 56  Director
   Michael H. Bulkin....... 59  Director
   Earl Dolive............. 80  Director
   H. Whitney Wagner....... 42  Director
   Thomas G. Weld.......... 35  Director

  JAMES R. BALKCOM, JR. has been a Director of the Company since February 1996 and Chairman of the Board since May 1996. Mr. Balkcom also is self-employed with J.R. Balkcom Associates, Inc., a strategic planning consulting firm. Mr. Balkcom served from 1977 until December 1997 in one or more of the following capacities at Techsonic Industries, Inc., a manufacturer of consumer marine electronics: Chairman, President and CEO. Mr. Balkcom was the Chairman of Techsonic Industries, Inc. until December 1997. Mr. Balkcom is also currently a director of Century South Banks Inc., a Georgia-based bank holding company.

  GERALD V. GURBACKI has been Chief Executive Officer and a director of the Company since March 1996. Mr. Gurbacki's last position prior to joining Pameco was as President of National Linen Service, a subsidiary of National Service Industries, from 1987 to October 1995. Prior to serving as its President, Mr. Gurbacki held several other executive positions with National Linen Service.

  JERRY W. BOWMAN joined the Company as Executive Vice President and Chief Operating Officer in April 1998. From May 1974 to March 1998, Mr. Bowman was employed by Ryder Integrated Logistics, a division of Ryder System, Inc., where his most recent position was Senior Vice President--North America.

  THEODORE R. KALLGREN joined the Company in May 1988, and has been Vice President and Chief Financial Officer of Pameco since March 1994. Mr. Kallgren also served as Vice President of Finance of MLX Corp., a former affiliate of the Company ("MLX"), from March 1991 to March 1994, and as Secretary of MLX from March 1994 to April 1997. Prior to joining Pameco, Mr. Kallgren was employed by Ernst & Whinney from 1984 to 1988.

  JEFFREY S. RUEGE joined the Company in March 1988, was named Vice President and General Manager--HVAC Operations in September 1996, and since July 1997 has served as Vice President and General Manager--Strategic Business Units. Before September 1996, Mr. Ruege supervised the development of sales, marketing, and key accounts. Prior to joining Pameco, Mr. Ruege was employed by Rockwell International from 1979 to 1988.

  MARK L. DAVISON has been Chief Information Officer of the Company since July 1996. Prior to joining Pameco, Mr. Davison was employed as a senior manager with International Systems Services, a strategic planning and information technology consulting firm, from March 1996 to June 1996, and as the Vice President--Information Systems of National Linen Service, an integrated textile rental company, from May 1990 to March 1996.

  RICHARD A. BEARSE has been Chairman and Chief Executive Officer of Beacon Group, a diversified holding company, since January 1998. From June 1995 to December 1997, Mr. Bearse was employed by United Dominion, a diversified manufacturing company, where his last position was Senior Vice President-- Mergers & Acquisitions. Mr. Bearse joined United Dominion when it acquired Flair Corp., a manufacturer of air filtration and dehydration systems, where he had been employed since January 1991. Mr. Bearse was President and Chief Executive Officer of Flair Corp. at the time of the United Dominion acquisition. Mr. Bearse has also held sales and marketing positions at B.F. Goodrich, Westinghouse Air Brake and Munsingwear. Mr. Bearse was elected to the board of Pameco Corporation in August 1997.

  G. THOMAS BRASWELL, JR. has been a Director of the Company since October 1995. Mr. Braswell is currently Vice President of Information Systems for Genuine Parts Company, a national distributor of automotive parts, a position he has held since 1982. Mr. Braswell has been employed by Genuine Parts Company for 32 years.

  MICHAEL H. BULKIN has been a Director of the Company since February 1996. From 1965 to June 1993, Mr. Bulkin was employed by McKinsey & Company, Inc., where he was a Director from 1976 to 1993. Mr. Bulkin has served as an independent consultant since May 1993. Mr. Bulkin is also a director of Ferro Corporation.

  EARL DOLIVE has been a Director of the Company since 1993. Mr. Dolive retired as Vice-Chairman of Genuine Parts Company in 1989 after 52 years of service. Mr. Dolive was President of the National Automotive Parts Association
(NAPA) in 1970 and 1971. Mr. Dolive is also a director of Aaron Rents and Exide Corporation, and Director Emeritus of Genuine Parts Company.

  H. WHITNEY WAGNER has been a Director of the Company since 1993, and has been a Managing Director of Three Cities Research, Inc. ("TCR") since 1986. Prior to joining TCR in 1983, Mr. Wagner was employed as a Corporate Banking Officer with Chemical Bank. Mr. Wagner is also a director of Family Bargain Corporation and Garden Ridge Corporation, and was a director of MLX until January 1998.

  THOMAS G. WELD has been a Director of the Company since 1994, and is currently employed by TCR as a Managing Director, a position he has held since June 1993. Prior to joining TCR, Mr. Weld was employed by McKinsey & Company, Inc. from 1989 to May 1993. Mr. Weld is also a director of Family Bargain Corporation.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Board of Directors held 11 meetings during the fiscal year ending February 28, 1998 ("Fiscal 1998"). All incumbent directors attended more than 75% of the aggregate number of meetings of the Board of Directors and those board committees on which they served in Fiscal 1998, except Mr. Weld who attended 61.5% of such meetings. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and a Strategic Planning Committee, and may form other committees from time to time as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

  The Audit Committee makes recommendations concerning the engagement of the Company's independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. Directors Braswell, Dolive and Wagner are members of the Audit Committee. During Fiscal 1998, the Audit Committee met one time.

  The Compensation Committee administers the Company's two Employee Stock Option Plans and the Directors Stock Option Plan (the "Directors Plan"), and recommends compensation for the Company's executive officers. Directors Bulkin (Chairman), Dolive and Wagner make up the Compensation Committee. During Fiscal 1998, the Compensation Committee met five times.

  The Nominating Committee selects potential candidates for director and recommends candidates to the Board. It also makes recommendations to the Board concerning the structure and membership of the other Board Committees. The Nominating Committee consists of Directors Wagner (Chairman), Balkcom, Bearse and Gurbacki. The Nominating Committee met two times in Fiscal 1998. This committee will consider shareholder recommendations for director sent in the manner prescribed by the Company's Bylaws to Gerald V. Gurbacki, Chief Executive Officer, Pameco Corporation, 1000 Center Place, Norcross, Georgia 30093.

  The Strategic Planning Committee reviews and makes recommendations regarding the Company's stated strategic objectives. The Strategic Planning Committee consists of Directors Balkcom, Braswell, Bulkin, Gurbacki and Weld. During Fiscal 1998, the Strategic Planning Committee met one time.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information, as of May 1, 1998, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each director and nominee for director, each executive officer named in the Summary Compensation Table in this Proxy Statement, all directors and executive officers as a group, and each person known to beneficially own more than five percent of either class of the Company's outstanding Common Stock. Except as set forth in the footnotes to the table below, each of the shareholders identified in the table below has sole voting and investment power over the shares beneficially owned by such person.

  As of the close of business on April 27, 1998, the Company had outstanding 4,703,305 shares of Class A Common Stock, 4,046,346 shares of Class B Common Stock and no shares of Preferred Stock.

                          CLASS A COMMON STOCK     CLASS B COMMON STOCK
                          ------------------------ --------------------- PERCENT OF PERCENT OF
                          BENEFICIAL    PERCENT OF BENEFICIAL PERCENT OF   VOTING     SHARES
  BENEFICIAL OWNER(1)     OWNERSHIP      CLASS A   OWNERSHIP   CLASS B     POWER    OUTSTANDING
  -------------------     ----------    ---------- ---------- ---------- ---------- -----------
James R. Balkcom, Jr....   158,281(10)      3.4%         --       --           *        1.8%
Richard A. Bearse.......     6,250(11)        *          --       --           *          *
G. Thomas Braswell, Jr..    12,500(11)        *          --       --           *          *
Michael H. Bulkin.......    25,000(12)        *          --       --           *          *
Earl Dolive.............    21,875(11)        *          --       --           *          *
Gerald V. Gurbacki......   515,626(13)     10.0%         --       --         1.1%       5.6%
Charles A. Sorrentino...       490(14)        *          --       --           *          *
H. Whitney Wagner.......     2,500            *          --       --           *          *
Thomas G. Weld..........     1,000            *          --       --           *          *
Jerry W. Bowman.........    41,666(11)        *          --       --           *          *
Mark L. Davison.........     9,607(15)        *          --       --           *          *
Theodore R. Kallgren....    29,944(16)        *          --       --           *          *
Jeffrey S. Ruege........    31,458(17)        *          --       --           *          *
DIRECTORS AND EXECUTIVE
 OFFICERS AS A GROUP (13
 PERSONS)...............   856,197         16.3%         --       --         1.9%       9.2%
Artisan Partners Limited
 Partnership(2)(18).....   404,700          8.6%         --       --           *        4.6%
The Capital Group
 Companies, Inc.(3)(18).   310,000          6.6%         --       --           *        3.5%
The Kaufmann Fund,
 Inc.(4)(18)............   474,200         10.1%         --       --         1.0%       5.4%
Neuberger & Berman
 LLC(5)(18).............   326,500          6.9%         --       --           *        3.7%
Palisade Capital
 Management LLC(6)(18)..   314,100          6.7%         --       --           *        3.6%
Wellington Management
 Company LLP(7)(18).....   439,000          9.3%         --       --         1.0%       5.0%
TCR Investor Group(8)...                    --     3,934,710     97.2%      87.1%      45.0%
Klingenstein(9).........                    --       111,636      2.8%       2.5%       1.3%

--------
 (*) Represents less than one percent of the outstanding Class A Common Stock.

 (1) Unless otherwise indicted, the address of the persons named above is care of Pameco Corporation, 1000 Center Place, Norcross, Georgia 30093.

 (2) Includes Artisan Investment Corporation (the general partner of Artisan Partners), Andrew A. Ziegler and Carlene Murphy Ziegler. The address of Artisan Partners Limited Partnership is 1000 North Water Street, # 1770, Milwaukee, Wisconsin 53202.

 (3) The address of The Capital Group Companies, Inc. is 333 South Hope Street, Los Angeles, California 90071.

 (4) The address of The Kaufmann Fund, Inc. is 140 East 45th Street, 43rd Floor, New York, New York 10017.

 (5) The address of Neuberger & Berman LLC is 605 Third Avenue, New York, New York 10158.

 (6) The address of Palisade Capital Management LLC is One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024.

 (7) The address of Wellington Management Company LLP is 75 State Street, Boston, Massachusetts 02109.

 (8) TCR has sole and irrevocable power to vote and dispose of 3,934,710 shares of Class B Common Stock that are owned of record by the following entities (the "Investor Group"): Terbem Limited (1,644,223 shares--40.6% of the Class B Common Stock), TCRI Offshore Partners CV (1,159,581 shares--28.7% of the Class B Common Stock), Bobst Investment Corp. (279,901 shares--6.9% of the Class B Common Stock), TCR International Partners, LP (788,505 shares--19.5% of the Class B Common Stock), and Terfin International Limited ("Terfin") (62,500 shares--1.5% of the Class B Common Stock). Each member of the Investor Group is an investment vehicle established for the purpose of investing in securities of other enterprises in various parts of the world, and the Investor Group members (other than Terfin) acquired the shares of Class B Common Stock as participants in an equity portfolio fund managed by TCR. Terfin acquired its shares through exercise of an option granted by the Company in connection with a loan made to the Company by Terfin. See "Certain Relationships and Related Transactions."

 (9) Includes 55,818 shares of Class B Common Stock owned of record by K Investment Partners LP, 34,111 shares of Class B Common Stock owned of record of Klingenstein Charitable Partners and 21,707 shares of Class B Common Stock owned of record by TG Partners.

(10) Includes 35,713 shares held by Mr. Balkcom's wife. Mr. Balkcom disclaims beneficial ownership of the shares owned by his wife.

(11) Represents currently exercisable options to purchase the number of shares of Class A Common Stock shown.

(12) Includes 12,500 shares held in joint tenancy with Mr. Bulkin's wife and currently exercisable options to purchase 12,500 shares.

(13) Includes currently exercisable options to purchase 438,750 shares.

(14) Includes 200 shares held by Mr. Sorrentino's sons.

(15) Includes currently exercisable options to purchase 5,833 shares.

(16) Includes 1,600 shares held jointly with Mr. Kallgren's wife and currently exercisable options to purchase 7,787 shares.

(17) Includes currently exercisable options to purchase 8,782 shares.

(18) Has indicated in filings with the SEC that all shares are held for investment purposes only and not with the intent of effecting a change of control.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth a summary of annual and long-term compensation paid or accrued by the Company for services rendered to the Company in the previous three fiscal years by the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") whose total individual salary and bonus exceeded $100,000 during Fiscal Year 1998.

                                                        LONG-TERM
                                                       COMPENSATION
                                ANNUAL COMPENSATION       AWARDS
                                -------------------    ------------
                                                        SECURITIES
   NAME AND PRINCIPAL    FISCAL                         UNDERLYING   ALL OTHER
        POSITION          YEAR   SALARY    BONUS       OPTIONS (#)  COMPENSATION
   ------------------    ------ -------- ----------    ------------ ------------
Gerald V. Gurbacki......  1998  $399,892 $  125,000          --       $147,526(2)
 Chief Executive Officer
  and Director            1997  $310,512 $1,250,000(1)   515,625      $    369(3)
Charles A. Sorrentino...  1998  $201,754 $   55,618          --       $  3,754(3)
 President and Chief
  Operating Officer       1997  $187,200 $  313,298(1)     6,250           --
                          1996  $ 92,949 $   68,750          --            --
Theodore R. Kallgren....  1998  $138,678 $   32,655          --       $    469(3)
 Chief Financial          1997  $121,385 $  187,411(1)     9,375           --
  Officer, Vice
  President and
 Secretary                1996  $ 92,949 $   30,000          --            --
Jeffrey S. Ruege........  1998  $141,193 $   40,606       10,000      $    173(3)
 Vice President and       1997  $122,714 $  174,326(1)     9,375      $     29(3)
  General Manager--
 Strategic Business
  Units                   1996  $101,667 $   33,000          --       $     29(3)
Mark L. Davison.........  1998  $140,947 $   45,528       10,000      $    132(3)
 Chief Information
  Officer                 1997  $ 83,077 $   98,771(1)     9,375           --

--------
(1) Includes bonuses granted pursuant to the Company's bonus plan and a one-time special cash bonus, which accrued in fiscal 1997, although a percentage of the bonus may not be paid until subsequent fiscal years.

(2) Represents $1,526 in life insurance premiums paid by the Company and $146,000 realized upon the exercise of non-qualified stock options.

(3) Represents life insurance premiums paid by the Company.

OPTIONS GRANTED IN LAST FISCAL YEAR

  The following table summarizes certain information regarding stock options to purchase shares of Class A Common Stock granted to the named executive officers during Fiscal 1998. No options were granted to purchase shares of Class B Common Stock.

                                      INDIVIDUAL GRANTS
                         ---------------------------------------------
                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                         NUMBER OF    PERCENT OF                       ANNUAL RATES OF STOCK
                         SECURITIES  TOTAL OPTIONS EXERCISE            PRICE APPRECIATION FOR
                         UNDERLYING   GRANTED TO   OR BASE                 OPTION TERM(1)
                          OPTIONS    EMPLOYEES IN   PRICE   EXPIRATION ----------------------
 NAMES                    GRANTED     FISCAL YEAR   ($/SH)     DATE        5%         10%
 -----                   ----------  ------------- -------- ---------- ---------- -----------
Gerald V. Gurbacki......      --          --           --         --          --          --
Charles A. Sorrentino...      --          --           --         --          --          --
Theodore R. Kallgren....      --          --           --         --          --          --
Jeffrey S. Ruege........   10,000(1)     23.0%      $17.75   09/30/02      49,000     108,400
Mark L. Davison.........   10,000(1)     23.0%      $17.75   09/30/02      49,000     108,400

--------
(1) Granted pursuant to Employee Stock Option Plan (Plan I). Options have a term of five years and vest in one-third increments annually beginning October 1, 1997.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

  The following table provides certain information about stock options exercised by the named executive officers in Fiscal 1998 and the year-end values of stock options held by the named executive officers on February 28, 1998. All information relates to shares of Class A Common Stock.

                                                      NUMBER OF SECURITIES
                           SHARES                          UNDERLYING            VALUE OF UNEXERCISED
                         ACQUIRED ON     VALUE         UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
NAMES                    EXERCISE(#) REALIZED(1)($)   AT FISCAL YEAR-END(#)      AT FISCAL YEAR END($)
-----                    ----------- -------------- ------------------------- ---------------------------
                                                    EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                                    ----------- ------------- ------------- -------------
Gerald V. Gurbacki......   76,875      $26,906.25     438,750         --      $4,431,375.00         --
Charles A. Sorrentino...   21,875      $ 7,656.25      13,542       2,083     $  130,107.00  $17,705.50
Theodore R. Kallgren....   11,250      $66,037.50      10,812       3,125     $  106,500.40  $26,562.50
                            6,063      $11,822.85
Jeffrey S. Ruege........   14,375      $84,381.25      11,461       9,792     $   75,097.60  $26,562.50
                            5,623      $10,964.85
Mark L. Davison.........    1,875      $(2,343.75)      9,583      10,042     $   53,125.00  $28,687.50

--------
(1) All option exercises by named executive officers in Fiscal 1998 occurred prior to the Company's initial public offering in June 1997. In the absence of a public market, the value realized on option exercise is based on a fair value of $6.75 per share, which is the average grant price of all options granted during the immediately preceding fiscal year.

DIRECTOR COMPENSATION

  The Company currently pays each non-employee director, other than directors employed by TCR, an annual retainer of $10,000, as well as fees of $2,500 per board or committee meeting attended in person (except only one fee is paid if a committee meeting is held in conjunction with a full Board meeting), or $250 per meeting in which they participate by telephone. Directors are reimbursed for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. In addition, in Fiscal 1998, the Company entered into an agreement to pay Mr. Balkcom $175,000 in exchange for his agreement to devote approximately 65.0% of his time to the Company's business. Eligible non-employee Directors may, under certain circumstances, receive non-qualified options to purchase shares of Class A Common Stock under the Directors Plan administered by the Company's Compensation Committee. On October 4, 1997, the Company granted Mr. Bearse options to acquire 6,250 shares of Class A Common Stock under the Directors Plan at an exercise price of $17.75 per share.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors, a committee composed entirely of non-officer and non-employee directors, is responsible for administering the Company's Employee Stock Option Plans and the Directors Plan, and for recommending the compensation of the Company's executive officers. All decisions by the Compensation Committee, except the administration of and grants under the Company's Employee Stock Option Plans, are subject to review and approval by the full Board of Directors.

  The Company's executive compensation philosophy and specific compensation plans tie a significant portion of each executive's compensation to the Company's success in meeting specific profit, growth and performance goals. The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executives' and shareholders' interests through equity based plans.


  The Company's executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

  Base Salary. In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Chief Executive Officer ("CEO") and the recommendation of the CEO with regard to the base salary of all other executive officers of the Company and approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers. Recommended base salaries of the executive officers, other than the CEO, are based on an evaluation of the individual performance of the executive officer, including satisfaction of annual objectives. The recommended base salary of the CEO is based on achievement of the Company's annual goals relating to financial objectives, including earnings growth and return on capital employed, and an evaluation of individual performance.

  Recommended base salaries of the executive officers are also based in part upon an evaluation of the salaries of those persons holding comparable positions at comparable companies.

  Annual Incentive Compensation. The Company's executive officers (including the CEO) are entitled to participate in a discretionary incentive bonus plan which provides for the payment of annual bonuses in cash, stock, or a combination thereof, based on the relative success of the Company in attaining certain financial objectives and certain subjective factors as established from time to time by the Compensation Committee and/or the Board of Directors. The Compensation Committee will consider aggregate incentive cash and stock bonus payments to the executive officers, as a group, of up to 50% of the aggregate annual executive base salaries, and will consider bonus payments to be paid in stock in excess of 50% of the aggregate annual executive base salaries. In the fourteen months ending February 28, 1998, the Compensation Committee awarded executive cash bonuses under this plan equal to approximately 22.85% of the aggregate executive base salaries. (Executive cash bonuses under the plan equal to approximately 16.6% and 6.25% of the aggregate executive base salaries were awarded for calendar year 1997 and the first two months of calendar year 1998, respectively.)

  The Compensation Committee has set the following guidelines: A bonus pool of approximately 50% of the aggregate executive base salaries is created based on growth in operating earnings. Distribution of approximately 90% of the pool is based on the achievement by the Company of certain financial objectives including (1) revenue increase, (2) inventory turns and (3) operating profit. The balance of the pool (approximately 10%) is distributed based on subjective factors which may include such items as development of the management team and overall shareholder satisfaction with management.

  Stock Options. The primary objective of the stock option program is to link the interests of the executive officers and other selected employees of the Company with those of the shareholders through significant annual grants of stock options. The aggregate number of options recommended by the Compensation Committee is based on practices of the same comparable companies utilized for determining base salary, while actual stock option grants reflect each individual's expected long-term contribution to the success of the Company. The Compensation Committee made the following grants of stock options to named executive officers in Fiscal 1998:

                 NAME                      DATE OF GRANT                             SHARES
                 ----                      -------------                             ------
           Jeffrey S. Ruege                  10/01/97                                10,000
           Mark L. Davison                   10/01/97                                10,000

  Stock Purchase Plan. The named executive officers and certain other qualified employees of Pameco and its subsidiaries are also eligible to purchase shares of Class A Common Stock on a quarterly basis through payroll deductions under the Company's Stock Purchase Plan (the "Stock Purchase Plan"), effective January 1, 1998. The Stock Purchase Plan is administered by the Employee Stock Purchase Plan Administration Committee which is designated by the Board of Directors and is currently comprised of Theodore R. Kallgren, Mary M. McCulley and Paul A. Stevenson. The price to be paid for a share of Class A Common Stock under the plan is 85% of the Fair Market Value (as defined in the Stock Purchase Plan) of a share of Class A Common Stock. The amount of any participant's payroll deductions made pursuant to the Stock Purchase Plan may not exceed ten percent of such participant's total annual compensation and may not exceed $25,000 per year. A maximum of 500,000 shares of Class A Common Stock, including a maximum of 100,000 shares in any calendar year, may be issued under the Stock Purchase Plan. The Stock Purchase Plan may be terminated or amended by the

Company's Board of Directors; provided, however, that no such amendment shall
(i) disqualify the Stock Purchase Plan under Section 423 of the Internal Revenue Code; (ii) increase the aggregate number of shares of Class A Common Stock which may be purchased pursuant to the Stock Purchase Plan or (iii) change the designation of corporations whose employees may participate in the Stock Purchase Plan. Any amendment to the Stock Purchase Plan which would effect the actions described in clauses (ii) or (iii) above must be approved by the Company's shareholders. The Stock Purchase Plan is intended to qualify under Section 421 and 423 of the Internal Revenue Code. In accordance therewith, no income will be recognized by a participant when shares are acquired pursuant to the Stock Purchase Plan. With certain exceptions, when a participant disposes of such shares, he or she will recognize a capital gain equal to the difference between the acquisition price and the amount realized on such disposition. The Company will not be allowed a deduction with respect to any shares transferred to a participant pursuant to the Stock Purchase Plan. No named executive officer acquired any shares under the Stock Purchase Plan during Fiscal 1998.

  This report is submitted by the members of the Compensation Committee of the Board of Directors:

                            Compensation Committee

                          Michael H. Bulkin, Chairman
                                  Earl Dolive
                               H. Whitney Wagner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  No member of the Compensation Committee of the Board of Directors of the Company was, during Fiscal 1998, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries.

  H. Whitney Wagner, a member of the Compensation Committee of the Board of Directors, is a Managing Director of TCR. The Company has entered into an Advisory Agreement with TCR pursuant to which the Company has agreed to pay TCR a fee of $50,000 per annum for advisory services and to reimburse TCR for out-of-pocket expenses approved in advance, for a five year period ending on February 28, 2002.

  During Fiscal 1998, no executive officer of the Company served as: (1) a member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such a committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (2) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (3) a member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such a committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

  The Company entered into an employment agreement with Mr. Gurbacki as of March 1, 1996. The employment agreement provides for a four-year term to expire February 28, 2000, subject to automatic renewal for successive one-year terms, unless either party elects to terminate the agreement by written notice to the other at least 180 days prior to the expiration of the then-current term. Under the agreement, Mr. Gurbacki's base salary is subject to annual review by the Board of Directors, and Mr. Gurbacki is eligible for a targeted annual bonus equal to 50% of his annual salary, payable in shares of Class A Common Stock at the discretion of the Board of Directors, and company benefits of the type generally provided to key executives. For Fiscal 1998, Mr. Gurbacki's annual base salary was $400,000 and he received a bonus of $125,000 (covering the fourteen-month period ended February 28, 1998). The Company can terminate Mr. Gurbacki for Cause (as defined in the employment agreement) or for his inability to carry out his duties effectively. If Mr. Gurbacki is terminated without Cause, then the Company must pay him severance in an amount equal to his then-current annual salary plus a pro rata amount of his targeted bonus for the year in which he is terminated. If Mr. Gurbacki is terminated due to a change in control of the Company, then he is entitled to severance in an amount equal to two times his then-current annual salary, plus his targeted bonus for the year in which he is terminated.

  The Company has agreed with Mr. Bowman that in the event his employment is terminated without cause, or is terminated due to a change in control of the Company, Mr. Bowman will be entitled to severance in an amount equal to two times his then-current salary, plus his targeted bonus for the year in which his employment is terminated.

  The Company has entered into severance agreements with each of the other named executive officers providing for six months severance benefits in the event they are terminated without cause.

COMPARISON OF CUMULATIVE TOTAL RETURN

  The following graph compares the cumulative total shareholder return on the Company's Common Stock since June 4, 1997, the date that trading of the Class A Common Stock began on the New York Stock Exchange, through February 28, 1998, with the cumulative total return for the same period of the Standard & Poor's SmallCap 600 Stock Index (the "S&P 600"), and a Peer Index (the "Peer Index"), consisting of the following publicly traded companies: ACR Group, Inc., Hughes Supply, Inc., Noland Company and Watsco, Inc. (Common Stock). The graph assumes that, at the beginning of the period indicated, $100 was invested in the Company's Class A Common Stock and the stock of the companies comprising each index and that all dividends were reinvested.

                           CUMULATIVE TOTAL RETURNS
LOGO

   COMPANY/INDEX                                        ANNUAL PERCENTAGE RETURN
   -------------                                     JUNE 4, 1997-FEBRUARY 28, 1998
                                                     ------------------------------
   Pameco Corporation--Class A................                    17.86%
   S & P 600..................................                    24.35%
   Peer Group.................................                    14.52%

                                                         INDEXED RETURNS
                                                  ------------------------------
                                                     BASED       PERIOD ENDING
   COMPANY/INDEX                                  JUNE 4, 1997 FEBRUARY 28, 1998
   -------------                                  ------------ -----------------
   Pameco Corporation--Class A...................     100           117.86
   S & P 600.....................................     100           124.35
   Peer Group....................................     100           114.52

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In November 1996, the Company repurchased 1,250,000 shares of Class A Common Stock and 4,000 shares of Preferred Stock held by GFF, a minority shareholder. The purchase price for the Class A Common Stock was $8.40 per share ($10.5 million total), and the purchase price for the Preferred Stock was $1,000 per share ($4.0 million total). The cumulative purchase price for the GFF shares was financed by the Company's issuance of a $15.0 million subordinated note to Terfin, a member of the Investor Group. The note balance was repaid in full using a portion of the net proceeds of the Company's initial public offering, completed in June 1997. In connection with the Terfin note, the Company granted Terfin an option to purchase up to 62,500 shares of Class B Common Stock at a purchase price of $8.40 per share. Terfin exercised the option in full shortly after the consummation of the Company's initial public offering.

  In March 1997, Mr. Balkcom, a director of the Company, purchased 62,500 shares of Class A Common Stock from the Company at a purchase price of $9.60 per share for an aggregate purchase price of $600,000, which was financed by Mr. Balkcom's issuance of a $600,000 promissory note to the Company. The promissory note bears interest at the applicable federal rate, is secured by the Class A Common Stock purchased and is a full recourse note. The principal of the note is payable in full on March 10, 2002. Interest is payable quarterly, and all payments to date have been made timely. The applicable federal rate is based upon the yield to maturity of outstanding marketable obligations of the United States of similar maturities during the one-month period ending on the fourteenth day of the month preceding the month for which the rates are applicable. The Internal Revenue Service publishes the applicable federal rates for each month in the Internal Revenue Bulletin. The applicable federal rate for April 1998 was 5.58%.

  Pursuant to the terms of an Advisory Agreement dated March 1, 1997, Pameco engaged TCR as the Company's financial advisor. Pursuant to the agreement, TCR provides advisory services to the Company and makes certain of its employees available to advise the Company on financial matters. Under the agreement, the Company pays TCR an annual fee of $50,000 and reimburses TCR for its out-of-pocket expenses. The Company has also agreed to indemnify TCR against liabilities arising out of TCR's engagement. Messrs. Wagner and Weld, both of whom are directors of the Company, are each Managing Directors of TCR. The Advisory Agreement extends through February 28, 2002, unless terminated by the Company under certain circumstances.

  On March 19, 1992, Pameco, the Investor Group, The Bank of Nova Scotia, Brian R. Esher and certain employees of the Company entered into a Stockholders' Agreement with respect to their holdings of shares in the Company (the "Stockholders' Agreement"). The provisions of the Stockholders' Agreement terminated upon the consummation of the Company's initial public offering, except for certain restrictions on the right of sale of certain employee-held shares and an option in favor of the Company to purchase such employee-held shares on termination of the employee's employment by the Company.

  The Investor Group and certain other shareholders agreed to sell shares of Class A Common Stock to the Company so that the Company could fulfill its obligations to issue shares under one of the Company's Employee Stock Option Plans upon the exercise of options granted thereunder. The purchase price for the shares from these shareholders is the exercise price per share paid by the option holder, with exercise prices ranging from $0.88 to $9.60 per share. The Company used a portion of the net proceeds of its initial public offering to purchase all 206,847 shares of Class A Common Stock still subject to the repurchase obligations under the letter agreement for an aggregate purchase price of $1.2 million.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of 10% or more of either class of the Company's Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company's Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirement and a report on Form 4 or 5 must be filed to reflect changes in beneficial ownership occurring thereafter. The Company believes that all filing requirements applicable to its officers and directors were complied with during Fiscal 1998.

                               PROPOSALS 2 AND 3

                                RATIFICATION OF
                     EMPLOYEE STOCK OPTION PLANS I AND II

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a public company's deduction for compensation to any one employee in excess of $1 million per year unless the compensation is pursuant to a plan approved by the public company's shareholders. The Company has adopted two separate but virtually identical Employee Stock Option Plans and entered into a separate agreement for the grant of stock options to the Chief Executive Officer (collectively the "Plans" or individually with respect to the stock option plans, "Plan I" and "Plan II") for the purpose of: (1) attracting and retaining senior management personnel with ability and initiative, (2) providing incentives to those deemed important to the success of the Company, and (3) associating the interests of these individuals with the interests of the Company and its shareholders through opportunities for increased ownership of Class A Common Stock. The Plans are intended to comply with the provisions of Section 162(m). Although the Plans have previously been approved by the shareholders of the Company, the Company has since consummated an initial public offering of the shares of Class A Common Stock, and the Board of Directors has determined to re-submit the Plans to the Company's shareholders for ratification to ensure compliance with the provisions of
Section 162(m) of the Code. Failure to ratify either Plan will not affect the validity of such Plan or any options previously granted or granted in the future under such Plan, but will restrict the Company's ability to deduct compensation realized by certain employees in connection with their exercise of non-qualified options granted under the Plan or their disposition of shares acquired upon exercise of qualified options granted under the Plan.

  Although all material terms of the Plans are set forth below, the summaries set forth below are qualified in their entirety by reference to the text of the Plans, which are attached to this Proxy Statement as Exhibits A and B.

THE EMPLOYEE STOCK OPTION PLANS

  Administration. Each Plan is administered by the Compensation Committee.

  Eligibility. Each officer and other key employee of the Company, including an employee who is a member of the Board, is eligible to participate in the Plans. The Compensation Committee will select the individuals who will participate in the Plans (the "Participants"); provided, however that the Company's Chief Executive Officer has the right to grant awards under Plan I involving up to 1,000 shares of Class A Common Stock, and shall have the same authority and direction as the Compensation Committee with respect to such options.

  Stock Options. Options granted under the Plans may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles a Participant to purchase shares of Class A Common Stock from the Company at the option price. Subject to certain exceptions, the option price must be paid upon exercise in cash or cash equivalent. The option price will be fixed by the Compensation Committee at the time the option is granted, but the price cannot be less than the fair market value of a share of Class A Common Stock on the date of grant in the case of an ISO. The exercise price of an ISO granted to any Participant who is a Ten Percent Shareholder (as defined below) may not be less than 110% of the fair market value of a share of Class A Common Stock on the date of grant. A Participant is a Ten Percent Shareholder if he owns, or is deemed to own, more than ten percent of the total combined voting power of all classes of stock of the Company or a related entity. A Participant is deemed to own any voting stock owned (directly or indirectly) by the Participant's spouse, brothers, sisters, ancestors and lineal descendants. A Participant and such persons are also considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which the Participant or any such person is a shareholder, partner or beneficiary. Subject to the approval by the Company's shareholders of Proposal 5 described in this Proxy Statement, all options under Plan I expire upon the earlier of (i) the date specified by the Compensation Committee in any award agreement, which may not exceed five years from the date of grant and (ii) the date of termination of the Participant's employment.

(If approved, Proposal 5 would amend Plan I to allow employees terminated without cause a five business day grace period within which to exercise options granted under that Plan.) All options under Plan II expire upon the date specified by the Compensation Committee in an award agreement, which may not exceed ten years from the date of grant, except that options held by a Ten Percent Shareholder may not be exercised after five years from the date of grant. If the employment of a Participant under Plan II is terminated by the Company for Cause (as defined in Plan II), all nonexercised options granted to the Participant, whether vested or nonvested, shall be immediately forfeited to the Company, and if such termination is voluntary or is by action of the Company (except for Cause), then vested options then held which are then exercisable shall continue to be exercisable until the earlier of one month after the termination date or the expiration of such options, and all options which are not then exercisable shall automatically terminate. Notwithstanding the foregoing, upon the dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation (unless new options are substituted for the options granted hereunder or the options granted hereunder are assumed by the surviving corporation), each outstanding option under both Plans shall terminate, provided that each Participant shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation, to exercise his or her options in whole or in part. No Participant may be granted ISOs (under all incentive stock option plans of the Company) which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date the ISO was granted) that exceeds $100,000.

  Share Authorization. All awards made under the Plans will be evidenced by written agreements between the Company and the Participant. Subject to the approval by the Company's shareholders of Proposal 4 described in this Proxy Statement, a maximum of 750,000 shares of Class A Common Stock may be issued under Plan I and a maximum of 468,750 shares of Class A Common Stock may be issued under Plan II. (If approved, Proposal 4 would amend Plan I to increase to 1,050,000 the maximum number of shares of Class A Common Stock issuable under that Plan.) The share limitation and the terms of outstanding awards shall be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

  Nontransferability. Each option granted under the Plans is nontransferable except (i) by will or by the laws of descent and distribution or (ii) under Plan II for non-ISOs, if permitted under an Award Agreement (as defined therein), to a member of a Participant's immediate family or to any trust, partnership or similar vehicle for the benefit of such immediate family member. During the lifetime of a Participant, options may only be exercised by such Participant, other than in the case of the disability or incompetency of a Participant.

  Termination and Amendment. No option may be granted under Plan I after June 23, 2002, and under Plan II after April 1, 2002. The Compensation Committee may amend or terminate each Plan at any time, but an amendment will not become effective without shareholder approval if the amendment increases the number of shares of Class A Common Stock which may be issued under the Plan, changes the eligibility requirements or materially increases the benefits accruing to the Participants in the Plans.

  In the event of the termination of a Participant's employment for any reason (a "Termination Event"), such Participant shall be deemed to have offered for sale to the Company all of the shares owned by such Participant at the time of such Termination Event. The Company shall have thirty (30) days after the date of such Termination Event to provide such Participant with written acceptance of such offer. The Company shall also have the right to designate a third party to purchase shares which it would otherwise be entitled to purchase, and such third party shall be entitled to purchase any such shares on the same terms and conditions as the Company. The purchase price for such shares under Plan I shall be, in the case of a vested share, the Appraised Value of such share (as defined in the Plan), and in the case of an unvested share, the lesser of the Base Price of such share (as defined in the Plan) or the Appraised Value of such share. The Purchase Price for such shares under Plan II shall be the Appraised Value (as defined in the Plan).

  Fiscal 1998 Awards. On October 1, 1997, the Company granted each of Messrs. Ruege and Davison options to purchase 10,000 shares of Class A Common Stock under Plan I. These options vest in one-third increments annually beginning on October 1, 1997, and are exercisable for a period of five years from the date of grant at a price of $17.75 per share. In addition, during Fiscal 1998, the Company has granted options under Plan I to seven other associates covering 23,500 shares of Class A Common Stock, at exercise prices ranging from $17.125 to $17.75 per share.

  Shareholder Rights. A Participant will have no rights as a shareholder with respect to the shares subject to his or her option until the option is exercised.

  Federal Income Taxes. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, generally no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the share's fair market value and the option price.

  The Company will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction is equal to the ordinary income recognized by the Participant. The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The Company may claim a federal income tax deduction on account of certain dispositions of Class A Common Stock acquired upon the exercise of an ISO.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE PAMECO CORPORATION EMPLOYEE STOCK OPTION PLAN (PLAN I).

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE PAMECO CORPORATION EMPLOYEE STOCK OPTION PLAN (PLAN II).

                                  PROPOSAL 4

               AMENDMENT OF EMPLOYEE STOCK OPTION PLAN (PLAN I)
                        TO INCREASE SHARE AUTHORIZATION

  The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Employee Stock Option Plan I to increase the maximum number of shares of Class A Common Stock issuable under Plan I from the current maximum of 750,000 to 1,050,000 shares (including the 750,000 shares currently authorized). The text of the proposed amendment is set forth below:

  "Subject to approval by the Company's shareholders, the first sentence of Section 3 of the Plan is hereby deleted in its entirety and replaced with the following:

    "Shares of stock to be optioned or issued under the Plan shall be shares of the Company's authorized Class A Common Stock (the "Stock"), provided that the total amount of Stock on which options may be granted or which may be issued under the Plan shall not exceed 1,050,000 shares.' "

  The Board of Directors recommends amending Plan I to ensure the availability of an adequate number of shares of Class A Common Stock to allow the Plan to continue. Without the proposed amendment, the maximum number of shares of Class A Common Stock which may be used under Plan I is 750,000 shares. As of February 28, 1998, 471,846 shares had been reserved or issued pursuant to outstanding options granted under Plan I. An additional 190,000 shares have been reserved or issued under Plan I pursuant to stock options granted as of April 27, 1998. All shares authorized for issuance under Plan II have been reserved or issued pursuant to outstanding options. The Board of Directors has not proposed increasing the shares authorized for issuance pursuant to Plan
II. As of April 27, 1998, approximately 90,000 shares remain available for the granting of additional options.

  The Employee Stock Option Plans are key components of the Company's effort to: (1) attract and retain senior management personnel with ability and initiative, (2) provide incentives to those deemed important to the success of the Company, and (3) associate the interests of these individuals with the interests of the Company and its shareholders through opportunities for increased ownership of Class A Common Stock. For these reasons, the Board of Directors believes it is important to maintain a suitable number of shares available within the Plans.

  A summary of the material terms of Plan I is included in the discussion of Proposals 2 and 3 above, and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the text of Plan I, which is attached to this Proxy Statement as Exhibit A.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF PROPOSAL 4.

                                  PROPOSAL 5

               AMENDMENT OF EMPLOYEE STOCK OPTION PLAN (PLAN I)
                 TO INCREASE EXERCISE PERIOD OF STOCK OPTIONS

  The Board of Directors has approved, subject to shareholder approval, an amendment to Plan I designed to afford Company employees terminated without cause a five business day grace period within which to exercise any options granted to them under the Plan. Currently, any options granted to an employee under Plan I are exercisable only while the optionee is in the employ of the Company. The text of the proposed amendment is set forth below:

  "Subject to approval by the Company's shareholders, the first sentence of Section 5B, paragraph (ii) of the Plan is hereby deleted in its entirety and replaced (with prospective effect only) with the following:

    "An option may be exercised by an optionee only while such optionee is in the employ of the Company and, in the case of an employee terminated without cause (as determined in good faith by the Company), during the five Business Days immediately following the date of such termination. As used herein, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading.' "

  As discussed in Proposal 4 above, the Company's Employee Stock Option Plans are an essential part of the Company's effort to attract and retain qualified management personnel and to align the interests of management with the long-term interests of the Company and its shareholders. As currently structured, an employee granted options to purchase shares of the Company's Class A Common Stock under Plan I may only exercise those options while still in the Company's employ. Most Company personnel are employed on an at-will basis. As a result, these personnel may be terminated by the Company through no fault of their own. Because a terminated employee automatically loses the opportunity to exercise his or her options under Plan I (regardless of the reasons for such termination), optionees may not be as effectively motivated by the potential to receive option grants or the potential long-term benefit represented by options granted under the Plans. The Company believes that the five business day grace period for optionees terminated without cause would better incent employees by allowing them an opportunity to lock-in the anticipated economic benefit of granted stock options in the event of a termination without cause. In addition, this amendment would avoid penalizing employees who need time to arrange for the exercise of their stock options. The Board of Directors believes that the amendment would more closely align the interests of option holders and potential option holders with the long-term interests of the Company and its shareholders and will permit the Company's associates to realize the benefits of employment.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF PROPOSAL 5.

                                  PROPOSAL 6

                   AMENDMENT OF DIRECTORS STOCK OPTION PLAN
                        TO INCREASE SHARE AUTHORIZATION

  The Board of Directors has approved, subject to shareholder approval, an amendment to the Directors Plan to increase the maximum number of shares of Class A Common Stock issuable under the Directors Plan from the current maximum of 62,500 to 112,500 shares (including the 62,500 shares currently authorized). The text of the proposed amendment is set forth below:

  "Subject to approval by the Company's shareholders, the first sentence of Section 3 of the Directors Stock Option Plan is hereby deleted in its entirety and replaced with the following:

    "The total number of shares of stock available for the grant of options under the Plan shall be an aggregate of 112,500 shares of the Company's authorized Class A Common Stock
    (the "Stock").' "

  The Board of Directors recommends amending the Directors Plan to ensure the availability of an adequate number of shares of Class A Common Stock to allow the Directors Plan to continue. Without the proposed amendment, the maximum number of shares of Class A Common Stock which may be issued under the Directors Plan is 62,500 shares. As of February 28, 1998, 56,250 shares had been reserved for issuance or issued pursuant to outstanding options granted under the Directors Plan.

  The Directors Plan is an important component of the Company's efforts to:
(1) attract and retain non-employee directors with ability and initiative, (2) provide incentives to non-employee directors, and (3) associate the interests of non-employee directors with the interests of the Company and its shareholders through opportunities for increased ownership of Class A Common Stock. For these reasons, the Board of Directors believes it is important to maintain a suitable number of shares available within the Directors Plan.

  A summary of the material terms of the Directors Plan is set forth below. This summary is qualified in its entirety by reference to the text of the Directors Plan, a copy of which may be obtained upon request from the Secretary of the Company, 1000 Center Place, Norcross, Georgia, 30093.

THE DIRECTORS STOCK OPTION PLAN

  Administration and Eligibility. The Directors Plan is administered by the Compensation Committee. Each director of the Company who is not an employee of the Company or any of its subsidiaries and who does not own any of the outstanding capital stock of the Company or have the right or option to acquire any such stock, other than under the Directors Plan (a "Qualifying Director"), is eligible to participate in the Directors Plan. Any person who is a Qualifying Director as of the date of grant of an option under the Directors Plan shall continue to be a Qualifying Director notwithstanding that after such date such person no longer meets the foregoing eligibility requirements.

  Stock Options. Options granted under the Directors Plan will be nonqualified stock options. A stock option granted under the plan entitles an eligible director to purchase shares of Class A Common Stock from the Company at the option price. The option price must be paid upon exercise in cash or a cash equivalent. The option price will be fixed by the Compensation Committee at the time the option is granted, but the price cannot be less than the fair market value of a share of Class A Common Stock on the date of grant. All options granted under the plan shall be immediately vested, and all options will expire upon the date specified in any award agreement by the Compensation Committee, which may not exceed five years from the date of grant. Notwithstanding the foregoing, upon the dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation (unless new options are substituted for the options granted hereunder or the options granted hereunder are assumed by the surviving corporation), each outstanding option shall terminate, provided that each grantee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation, to exercise his or her option in whole or in part.

  Share Authorization. All awards made under the Directors Plan will be evidenced by a written agreement between the Company and an eligible director. Subject to the approval by the Company's shareholders of this Proposal 6, a maximum of 62,500 shares of Class A Common Stock may be issued under the Directors Plan. (If approved, Proposal 6 would amend the Directors Plan to increase to 112,500 the maximum number of shares of Class A Common Stock on which options may be granted under the Directors Plan.) The share limitation and the terms of outstanding awards shall be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

  Transferability. Any option granted under the Directors Plan is nontransferable except (i) by will or by the laws of descent and distribution or (ii) if permitted under an Award Agreement (as defined therein), to a member of a Participant's immediate family or to any trust, partnership or similar vehicle for the benefit of such immediate family member. During the lifetime of a grantee, options may only be exercised by such grantee, other than in the case of the disability or incompetency of a grantee.

  Termination and Amendment. No shares of Class A Common Stock will be awarded under the Directors Plan after June 1, 2006. The Directors Plan provides that the Compensation Committee may amend or terminate the Directors Plan at any time, but an amendment will not become effective without shareholder approval if the amendment increases the number of shares subject to the plan, materially increases the benefits accruing to grantees under the plan or changes the eligibility requirements.

  Fiscal 1998 Award. On October 1, 1997, Mr. Bearse received options to purchase 6,250 shares of Class A Common Stock. These options were immediately exercisable for a period of five years from the date of grant at a price of $17.75 per share.

  Federal Income Taxes. No income is recognized by an eligible director at the time an option is granted. The exercise of a nonqualified stock option generally is a taxable event that requires the eligible director to recognize, as ordinary income, the difference between the share's fair market value and option price. The Company will be entitled to a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction is equal to the ordinary income recognized by the eligible director.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF PROPOSAL 6.

                                 MISCELLANEOUS

INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

  Ernst & Young LLP was the principal independent public accountant for the Company during Fiscal 1998. The Board of Directors has re-appointed Ernst & Young LLP as independent auditor for the fiscal year ending February 28, 1999. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

ANNUAL REPORTS

  Shareholders may obtain a copy of the Company's Fiscal 1998 Annual Report on Form 10-K without charge by writing to the Office of the Chairman of the Board, at the Company's principal executive offices: Pameco Corporation, 1000 Center Place, Norcross, Georgia 30093.

          SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any proposals which shareholders intend to present for a vote of shareholders at the 1999 Annual Meeting of Shareholders and which such shareholders desire to have included in the Company's Proxy Statement and form of proxy relating to that meeting must be sent to the Company's principal executive offices, marked to the attention of the Secretary of the Company, and received by the Company at such offices on or before January 20, 1999. The determination by the Company of whether it will oppose inclusion of any proposal in its Proxy Statement and form of proxy will be made on a case by case basis in accordance with its judgment, the provisions of the Company's Bylaws, and the rules and regulations promulgated by the Securities and Exchange Commission. Proposals received after January 20, 1999, will not be considered for inclusion in the Company's proxy materials for its 1999 Annual Meeting of Shareholders.

                                          By Order of the Board of Directors

                                          Gerald V. Gurbacki
                                          Chief Executive Officer
May 21, 1998

                                   EXHIBIT A

                            PAMECO CORPORATION

                               STOCK OPTION PLAN

                                   (PLAN I)

  1. Purpose. The Pameco Corporation ("Pameco") Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees of Pameco (the "Company") so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ of the Company. Employment includes borrowed employees pursuant to the MLX Management Agreement. It is further intended that the options issued pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended except as expressly provided to the contrary herein.

  2. Administration. The Plan shall be administered by the Compensation Committee ("Committee") of the Board of Directors of the Company. The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determinations shall be final and binding upon all persons.

  3. Stock. Shares of stock to be optioned or issued under the Plan shall be shares of the Company's authorized common stock (the "Stock"), provided that the total amount of Stock on which options may be granted or which may be issued under the Plan shall not exceed 750,000 shares. Such number of shares is subject to adjustment in accordance with the provisions of Section 6 hereof. In the event that any outstanding option or portion thereof expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such option may again be subjected to an option and be issued under the Plan.

  4. Award of Options. The Committee may grant incentive stock options to purchase stock to officers and other key employees of the Company, including directors who are employees. The Committee shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of shares of Stock optioned, the terms and conditions of the option. Provided, however, that the Chief Executive Officer of the Company shall be entitled to make awards of options involving 1,000 or less shares of Stock and shall have all authority and discretion with respect to such options which would normally be reserved for the Committee under the preceding sentence. In making its determinations, the Committee shall consider the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, the present and potential contribution of the employee to the success of the Company, and such other factors as the Committee may deem relevant.

  Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

  The date on which an option shall be granted shall be the date that the optionee, the number of shares of Stock optioned and the terms and conditions of the option are determined by the Committee, provided, however, that if an option or any term or condition of an option is rejected or not accepted by an optionee or if an option is not granted in accordance with the provisions of the Plan, such option shall be deemed to have not been granted and shall be of no effect. Each option shall be evidenced by an Incentive Stock Option Agreement in such form as the Board of Directors may from time to time approve.

  5. Terms and Conditions of Options.

  A. Option Price. In the case of each incentive stock option granted under the Plan, the option price shall not be less than the Fair Market Value of the Stock on the date of grant of such option as determined by the Committee. Notwithstanding the foregoing, in the case of an incentive stock option granted to an employee who owns more than ten percent (10%) of the Company's outstanding Stock, the option price shall be not less than one hundred ten percent (110%) of the Fair Market Value per share determined as aforesaid.

  B. Period of Option and When Exercisable.

  (i) An option granted under the Plan may not be exercised after the earlier of (a) the date specified by the Committee, which shall be a maximum of five years from date of grant, or (b) the applicable time limit specified in paragraph (ii) of this Section 5B. Any option not exercised within the aforementioned time periods shall automatically terminate at the expiration of such period. Notwithstanding the foregoing, a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation (unless new options are substituted for the options granted hereunder or the options granted hereunder are assumed by the surviving corporation), shall cause each outstanding option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

  (ii) An option may be exercised by an optionee only while such optionee is in the employ of the Company. The shares owned by each optionee shall be deemed "Vested shares" for the purposes of this Plan at such time as such shares shall be deemed to be vested pursuant to option agreements to be entered into by such optionee and the Company. Any shares which shall not have vested pursuant to the Option Agreements entered into by an optionee shall be deemed "Unvested shares" for the purposes of this Plan.

  If all the Investors (as defined in the original "Stockholder's Agreement") propose to sell all of their shares to a third party (other than an Affiliate) in an arms-length transaction, then (in addition to the rights to participate in such sale pursuant to Section 3 of the Stockholder's Agreement) the Investors may, at their option, require all the other Stockholders to sell all, but not part, of the shares owned by them (the "Designated Shares") to such third party. If such option is exercised, each of such other Stockholders hereby agrees to sell all of its Designated Shares to such third party for the same consideration per share and otherwise on the same terms and conditions upon which the Investors are selling their shares subject to the terms of
Section 4 "Rights to Compel Sale" in the Stockholder's Agreement.

  If the employment of an optionee terminates for any reason (such termination of employment to be referred to, for the purposes of this Plan, as a "Termination Event" as to such optionee), then such optionee shall be deemed to have offered for sale to the Company, at a purchase price determined in accordance with this Section 5, all of the shares owned by such optionee at the time of such Termination Event. The Company shall have a period of thirty
(30) days after the date of such Termination Event to provide such optionee with written acceptance of his offer to sell his shares, which acceptance, subject to this Section 5, need not be for all of his shares offered to the Company.

  The Company shall have the right to designate a third party to purchase any shares which it would otherwise be entitled to purchase hereunder, and such third party shall be entitled to any such shares on the same terms and conditions provided for herein; provided, however, that the Company shall first designate any of the Investors before designating any other third party purchaser.

  The per Share purchase price of the optionee shares to be sold by an optionee pursuant to this Section 5 shall be determined as follows:

    a) In the case of a Vested Share, the Appraised Value (as hereinafter defined) of such Share.

    b) In the case of an Unvested Share, the lesser of (A) the Base Price (as hereinafter defined) of such Share or (B) the Appraised Value of such Share.

                      FOR THE PURPOSES OF THIS SECTION 5:

  "Base Price" shall mean the sum of (A) the amount equal to the average purchase price per share paid by such optionee for the shares and (B) an amount equal to the interest that would accrue on the amount referred to in clause A above, at the rate per annum offered from time to time by Citibank,
N. A. for 90 day certificates of deposit in the amount of $1,000,000, had such amount been borrowed on the date of purchase of such optionee shares and repaid on the date of the Termination Event.

  "Appraised Value" shall mean, in respect of any optionee Share, the fair market value of such Share, on the date of the Termination Event, based on the value of the Company, as determined by a nationally recognized independent investment banking firm selected by the Company, divided by the number of outstanding shares (on a fully diluted basis); provided, however, that if an Appraised Value shall have been determined pursuant to this Agreement at any time during the six month period immediately preceding the date of the Termination Event, the Company may in its sole discretion elect to utilize such prior determination.

  Subject to any financing agreements or any other instruments or agreements of the Company and/or any of its subsidiaries from time to time in effect restricting the repurchase or retirement of shares including but not limited to (i) the Guarantee, dated March 19, 1992, (as amended from time to time, the "Guarantee"), by the Company of the repayment of funds by Pameco Corp. ("P. C.") to General Electric Capital Corporation ("GECC") pursuant to that certain Credit Agreement, dated as of March 19, 1992, by and among P. C. and GECC (the "Credit Agreement"), and (ii) the Credit Agreement, the purchase price of optionee shares purchased upon then exercise of any option granted under this
Section 5 shall be payable in cash (from sources legally available therefor). If any optionee shares purchased pursuant to this Section 5 may not be repurchased for all cash under applicable law or as a result of restrictions contained in the Guarantee or the Credit Agreement (the "Restrictions"), such portion shall be purchased by the issuance and delivery of a promissory note (the "Take-Back Note") which shall bear interest at a rate per annum equal to the prime rate as publicly announced by Citibank, N. A. from time to time and which shall have such other terms as the Company may deem necessary or appropriate and (ii) thereafter shall have a five year maturity. In addition, the Take-Back Notes shall be subordinated to the rights of such creditors of the Company as may be required by law, the Guarantee or the Credit Agreement. The principal amount of the Take-Back Note shall be payable in equal annual installments but shall accelerate on the first date of the month following such date as such Restrictions shall have terminated in their entirety. In addition, if funds are unavailable for the payment when due of principal of or interest on the Take-Back Note as a result of the Restrictions, the holder of the Take-Back Note shall not be entitled to accelerate or demand payment of outstanding principal of and interest accrued on the Take-Back Note, but if and to the extent permitted by law, such accrued interest shall be included as the principal portion of a separate promissory note having terms otherwise identical to the Take-Back Note. Any payment of principal or interest deferred as a result of such restrictions shall be due and payable on the next date on which payment of principal on the Take-Back Note is due following the termination of such Restrictions. The Take-Back Notes shall in all instances have such terms as shall comply with any applicable requirements of the Guarantee and the Credit Agreement.

  Notwithstanding anything in this Agreement to the contrary, the closing of any sale hereunder may be delayed in any case in which the Company has determined (based upon the advice of counsel) that it cannot, in compliance with applicable law, the Guarantee or the Credit Agreement, purchase any shares that it is otherwise obligated to purchase. In such case the closing of such sale shall be delayed until the earliest practicable date on which such closing may be effected in compliance with applicable law, the Guarantee and the Credit Agreement.

  Subject to this Section 5, the optionee and the Company shall mutually determine a closing date (the "Closing Date") for the purchase and sale of shares deemed offered hereunder, which shall be not more than 20 business days, subject to any applicable regulatory waiting periods, after the expiration of the notice period described in the subsection pursuant to which such optionee shares may be purchased in accordance with this Agreement, or if any such day is not a business day, then the first business day thereafter; provided, however, that if the purchase price is to be based upon Appraised Value, such 20 business day period shall commence upon the final determination of Appraised Value.

  The closing shall be held at 11:00 a.m., local time, at the offices of the Company or at such other time or place as the parties may agree. On the Closing Date, the optionee shall deliver certificates, with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the shares of Stock to be purchased hereunder and shall represent and warrant that such optionee has all necessary authority to effect the transfer of the subject shares, that such optionee is the sole record and beneficial owner of such optionee shares and has good and valid title to such shares, free and clear of any and all liens, claims, pledges, options and restrictions of any kind whatsoever.

  If the Company elects to exercise its right to purchase shares for fewer than all the optionee shares held by an optionee, the Company shall purchase from such optionee at least the number of optionee shares necessary to qualify such purchase as a substantially disproportionate redemption pursuant to
Section 302 (b) (2) of the Internal Revenue Code of 1986, as amended.

  (iii) In the event of the disability or incompetency of an optionee, an option which is otherwise exercisable may be exercised by the optionee's legal representative or guardian.

  C. Exercise and Payment. Subject to the provisions of Section 5B hereof, an option may be exercised by notice to the Company specifying the number of shares to be purchased, which notice shall be accompanied by payment for the number of shares of Stock to be purchased. Such payment shall be made in cash, or by certified check, bank draft, or money order payable to the order of the Company.

  D. Successive Options. If the aggregate fair market value of Common Stock with respect to which Options under the Plan and options under all stock option plans of the Corporation and its subsidiaries are exercisable for the first time by the Employee (or person then entitled to exercise this Option) during any calendar year exceeds $100,000, this Option shall be an Incentive Stock Option (up to the $100,000 limit and a Supplemental Stock Option for the remaining shares. Any exercise of this option shall be deemed first to be the exercise of Incentive Stock Options, with the excess treated as the exercise of Supplemental Stock Options. For purposes of determining the $100,000 limit, the fair market value of the Common Stock shall be determined at the time the Options are granted.

  E. Nontransferability. No option or any right with respect thereto shall be subject to any debts or liabilities of an optionee, not be assignable or transferable except by Will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by the optionee, nor shall Stock be issued to or in the name of one other than the optionee.

  F. Employment. No provision of the Plan, nor any term or condition of any option, nor any action taken by the Committee or the Company pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ of the Company, or affect or limit in any way the right of the Company to terminate the employment of any optionee.

  6. Term of Plan. No Stock option shall be granted under the Plan after June 23, 2002. Options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

  7. Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to options granted under the Plan will be used to reimburse investors providing the shares or for general corporate purposes as may be appropriate under any agreements with the investors.

  8. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option.

  9. Rights as a Shareholder. An optionee shall have no rights as a shareholder with respect to shares of Stock covered by an option until the date of issuance to the optionee of a certificate evidencing such shares of Stock after the exercise of such option and payment in full of the purchase price. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued. Optionee agrees to abide by the terms of the "Shareholders Agreement."

  10. Amendments. The Committee may from time to time alter, amend, suspend or discontinue the Plan, except that shareholder approval is required with respect to any amendment which would (i) increase the number of shares of Stock on which options may be granted or which may be issued under the Plan,
(ii) materially increase the benefits accruing to optionees under the Plan, or
(iii) materially modify the provisions of the Plan relating to eligibility to be granted an option. However, no alteration, amendment, suspension or discontinuance of the Plan shall adversely affect the rights of an optionee under any option granted prior to such alteration, amendment, suspension or discontinuance, without the consent of such optionee.

  The Plan, each option under the Plan, and the grant and exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental and shareholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

  11. Effectiveness of Plan. The Plan will be adopted by the Board of Directors within twelve months of the date the Plan is adopted by the holders of a majority of the Stock.

  12. Severability. If any provision of the Plan, or any term or condition of any Incentive Stock Option Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid or would result in an incentive stock option failing to meet the requirements of Section 422A of the Internal Revenue Code, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

  13. Investment Purpose. At the time of any exercise of any option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, require the optionee and/or any transferee of the optionee's rights to represent in writing to the Company that it is such person's then intention to acquire the Stock for investment and not with a view to the distribution thereof. In such event, no shares shall be issued to such person unless and until the Company is satisfied with the correctness of such representation.

Amended 2/4/97

                                   EXHIBIT B

                            PAMECO CORPORATION

                               STOCK OPTION PLAN

                                   (PLAN II)

  1. Purpose. The Pameco Corporation (the "Company") Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees of the Company so that they may acquire or increase their proprietary interest in Company, and to encourage them to remain in the employ of the Company. It is further intended that certain of the options issued pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, except as expressly provided to the contrary in the Plan or in an optionee's Stock Option Agreement.

  2. Administration. The Plan shall be administered by the Compensation Committee ("Committee") of the Board of Directors of the Company. The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determinations shall be final and binding upon all persons.

  3. Stock. Shares of stock to be issued under the Plan shall be shares of the Company's authorized common stock (the "Stock"), provided that the total amount of Stock on which options may be granted or which may be issued under the Plan shall not exceed 468,750 shares. Such number of shares is subject to adjustment in accordance with the provisions of Section 11 hereof. In the event that any outstanding option or portion thereof expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such option may be subjected to an option and be reissued under the Plan.

  4. Award of Options. (a) The Committee may grant stock options to purchase stock to officers and other key employees of the Company, including directors who are employees. The Committee shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of shares of Stock subject to an option, and the terms and conditions of the option. In making its determinations, the Committee shall consider the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, the present and potential contribution of the employee to the success of the Company, and such other factors as the Committee may deem relevant.

   (b) Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

   (c) The date on which an option shall be granted shall be the date that the optionee, the number of shares of Stock subject to the option and the terms and conditions of the option are determined by the Committee; provided, however, that if an option or any term or condition of an option is rejected or not accepted by an optionee or if an option is not granted in accordance with the provisions of the Plan, such option shall be deemed to have not been granted and shall be of no effect. Each option shall be evidenced by a Stock Option Agreement in such form as the Board of Directors may from time to time approve.

  5. Terms and Conditions of Options.

  (a) Option Price. In the case of each incentive stock option granted under the Plan, the option price shall not be less than the Fair Market Value of the Stock on the date of grant of such option as determined by the Committee. Notwithstanding the foregoing, in the case of an incentive stock option granted to an employee who owns more than ten percent (10%) of the Company's outstanding Stock, the option price shall be not less than one hundred ten percent (110%) of the Fair Market Value per share determined as aforesaid.

  (b) Period of Option and When Exercisable. An option granted under the Plan may not be exercised after the date specified by the Committee, which shall be a maximum of ten years from the date of grant; notwithstanding the foregoing, in the case of an incentive stock option granted to an employee who owns more than ten percent (10%) of the Company's outstanding Stock, the option may not be exercised after the expiration of five years from the date of grant. Any option not exercised within the aforementioned time period shall automatically terminate at the expiration of such period. Notwithstanding the foregoing, a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation (unless new options are substituted for the options granted hereunder or the options granted herewith are assumed by the surviving corporation), shall cause each outstanding option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

  (c) Exercise and Payment. Subject to the provisions of this Section 5, an option may be exercised by notice to the Company specifying the number of shares to be purchased, which notice shall be accompanied by payment for the number of shares of Stock to be purchased. Such payment shall be made in cash, or by certified check, bank draft, or money order payable to the order of the Company.

  (d) Effect of Termination of Employment, Death, Disability or Retirement. If the employment of an optionee terminates for any reason other than death, disability or retirement (such termination of employment to be referred to, for the purposes of this Plan, as a "Termination Event" as to such optionee), then all options held by an optionee which are not vested as of the effective date of the Termination Event shall be immediately forfeited to the Company. If the optionee's employment is terminated by the Company for Cause (as defined below), or the optionee voluntarily terminates his employment, the option rights under any then vested outstanding options shall immediately terminate. If optionee's employment is terminated by the Company without Cause, any options vested as of such optionee's date of termination shall remain exercisable at any time prior to their expiration date or for one (1) month after such optionee's date of termination of employment, whichever period is shorter. For the purposes of this Plan, "Cause" shall mean: (i) willful misconduct on the part of the optionee that is materially detrimental to the Company; or (ii) the conviction of the optionee for the commission of a felony. The existence of "Cause" under either (i) or (ii) shall be determined by the Compensation Committee of the Board of Directors. Notwithstanding the foregoing, if the optionee has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," and/or provides a means of determining whether "Cause" exists, such definition of "Cause" and means of determining its existence shall apply to the optionee.

  (e) Certain Restrictions on Exercise. An option granted under the Plan and any shares of Stock purchased thereunder, shall be subject to the following restrictions:

  (i) If all the Investors (as defined in the original "Stockholders' Agreement") propose to sell all of their shares to a third party (other than an Affiliate) in an arm's-length transaction, then (in addition to the rights to participate in such sale pursuant to Section 3 of the Stockholder's Agreement) the Investors may, at their option, require an optionee to sell all, but not part, of the shares acquired upon exercise of his/her option (the "Designated Shares") to such third party. If such option is exercised, each optionee hereby agrees to sell all of his/her Designated Shares to such third party for the same consideration per share and otherwise on the same terms and conditions upon which the Investors are selling their shares subject to the terms of Section 4 "Rights to Compel Sale" in the Stockholder's Agreement.

  (ii) In addition, if an optionee incurs a Termination Event (as defined in Section 5(C) above) the optionee shall be deemed to have offered for sale to the Company, at a purchase price determined in accordance with this Section 5(E), the Designated Shares at the time of such Termination Event. The Company shall have a period of thirty (30) days after the date of such Termination Event to provide optionee with written acceptance of such offer to sell the Designated Shares, which acceptance need not be for all of the Designated Shares. The Company shall have the right to designate a third party to purchase any Designated Shares which it would otherwise be entitled to purchase hereunder, and such third party shall be entitled to any such shares on the same terms and conditions provided for herein; provided, however, that the Company shall first designate any of the Investors before designating any other third party purchaser.

  (iii) The per share purchase price of the Designated Shares to be sold by an optionee pursuant to this Section shall be an amount equal to the Appraised Value (as hereinafter defined) of each such share. For purposes of this Plan, "Appraised Value" shall mean, in respect of any Designated Shares, the fair market value of such share on the date of the Termination Event, based on the value of the Company, as determined by a nationally recognized independent banking firm selected by the Company, divided by the number of outstanding shares (on a fully diluted basis); provided, however, that if an Appraised Value share have been determined pursuant to this Agreement at any time during the six month period immediately preceding the date of the Termination Event, the Company may in its sole discretion elect to utilize such prior determination.

  (iv) Subject to any financing agreements or any other instruments or agreements of the Company and/or any of its subsidiaries from time to time in effect restricting the repurchase or retirement of shares including but not limited to (A) the Guarantee, dated March 19, 1992 (as amended from time to time, the "Guarantee"), by the Company of the repayment of funds by Pameco Corp. ("P.C.") to General Electric Capital Corporation ("GECC") pursuant to that certain Credit Agreement, dated as of March 19, 1992, by and among P.C. and GECC (the "Credit Agreement"), and (B) the Credit Agreement, the purchase price of Designated Shares purchased upon the exercise of any option granted under this Section 5 shall be payable in cash (from sources legally available therefor). If any Designated Shares purchased pursuant to this Section 5 may not be repurchased for all cash under applicable law or as a result of restrictions contained in the Guarantee or the Credit Agreement (the "Restrictions"), such portion shall be purchased by the issuance and delivery of a promissory note (the "Take-Back Note"), which shall bear interest at a rate per annum equal to the prime rate as publicly announced by Citibank, N.A. from time to time and shall have such other terms as the Company may deem necessary or appropriate, and (ii) thereafter shall have a five year maturity; in addition, the Take-Back Note shall be subordinated to the rights of such creditors of the Company as may be required by law, the Guarantee or the Credit Agreement. The principal amount of the Take-Back Note shall be payable in equal annual installments but shall accelerate on the first of the month following such date as such Restrictions shall have terminated in their entirety. In addition, if funds are unavailable for payment when due of principal of or interest on the Take-Back Note as a result of the Restrictions, the holder of the Take-Back Note shall not be entitled to accelerate or demand payment of outstanding principal of and interest accrued on the Take-Back Note, but, if and to the extent permitted by law, such accrued interest shall be included as the principal portion of a separate promissory note having terms otherwise identical to the Take-Back Note. Any payment of principal or interest deferred as a result of such restrictions shall be due and payable on the next date on which payment of principal on the Take-Back Note is due following the termination of such Restrictions. The Take-Back Notes shall in all instances have such terms as shall comply with any applicable requirements of the Guarantee and the Credit Agreement.

  (v) If the Company (or other third party purchaser) elects to purchase the Designated Shares, the optionee and the Company shall mutually determine a closing date (the "Closing") for the purchase and sale of shares deemed offered hereunder, which shall be not more than 20 business days, subject to any applicable regulatory waiting periods, after the expiration of the notice period described in the subsection pursuant to which such optionee shares may be purchased in accordance with this Agreement, or if any such day is not a business day, then the first business day thereafter; provided, however, that if the purchase price is to be based upon Appraised Value, such 20 business day period shall commence upon the final determination of Appraised Value. The closing shall be held at 11:00 a.m., local time, at the offices of the Company or at such other time or place as the parties may agree. Notwithstanding anything to the contrary, the closing of any sale hereunder may be delayed in any case in which the Company has determined (based upon the advice of counsel) that it cannot, in compliance with applicable law, the Guarantee or the Credit Agreement, purchase any shares that it is otherwise obligated to purchase. In such case, the closing of such sale shall be delayed until the earliest practicable date on which such closing may be effected in compliance with applicable law, the Guarantee and the Credit Agreement. On the Closing Date, the optionee shall deliver certificates, with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the Designated Shares to be purchased herewith and shall represent and warrant that such optionee has all necessary authority to effect the transfer of the subject shares, that such optionee is the sole record and beneficial owner of such Designated Shares and has good and valid title to such shares, free and clear of any and all liens, claims, pledges, options and restrictions of any kind whatsoever. If the

Company elects to exercise its right to purchase less than all of the Designated Shares held by an optionee, the Company shall purchase from such optionee at least the number of Designated Shares necessary to qualify such purchase as a substantially disproportionate redemption pursuant to Section 302(b)(2) of the Internal Revenue Code of 1986, as amended.

  (f) Successive Options. If the aggregate fair market value of Stock with respect to which options under the Plan and options under all stock option plans of the Company and its subsidiaries are exercisable for the first time by an optionee (or person then entitled to exercise such option) during any calendar year exceeds $100,000, then the options granted hereunder shall be incentive stock options (up to the $100,000 limit) and supplemental stock options for the remaining shares. Any exercise of options granted hereunder shall be deemed first to be the exercise of incentive stock options, with the excess treated as the exercise of supplemental stock options. For proposes of determining the $100,000 limit, the fair market value of the Stock shall be determined at the time the options are granted.

  (g) Nontransferability. No option or any right with respect thereto shall be subject to any debts or liabilities of an optionee. No option shall be assignable or transferable except (i) by will or the laws of descent and distribution, or (ii) if permitted by the optionee's stock option agreement, in whole or part, without consideration, by written instrument signed by an optionee, to any member(s) of his/her immediate family or to any trust, partnership, or similar vehicle for the benefit of such immediate family member(s) (the "Permitted Transferees"). No option shall be exercisable during the optionee's lifetime other than by the optionee, or if applicable, Permitted Transferees, or if an optionee is disabled, by his duly appointed guardian or legal representative. No stock shall be issued to or in the name of anyone other than the optionee or a Permitted Transferee.

  (h) Employment. No provision of the Plan, nor any term or conditions of any option, nor any action taken by the Committee or the Company pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ of the Company, or affect or limit in any way the right of the Company to terminate the employment of any optionee.

  6. Term of Plan. No Stock option shall be granted under the Plan after April 1, 2006. Options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

  7. Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to options granted under the Plan will be used for general corporate purposes.

  8. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option.

  9. Rights As a Shareholder. An optionee shall have no rights as a shareholder with respect to shares of Stock covered by an option until the date of issuance to the optionee of a certificate evidencing such shares of Stock after the exercise of such option and payment in full of the purchase price. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued. An optionee, or if applicable, a Permitted Transferee, must become a signatory to the current Stockholders' Agreement prior to the issuance of any shares granted under this Plan.

  10. Amendments. (a) The Committee may from time to time alter, amend, suspend or discontinue the Plan, except that shareholder approval is required with respect to any amendment which would (i) increase the number of shares of Stock on which options may be granted or which may be issued under the Plan,
(ii) materially increase the benefits accruing to optionees under the Plan, or
(iii) materially modify the provisions of the Plan relating to eligibility to be granted an option. However, no alteration, amendment, suspension or discontinuance of the Plan shall adversely affect the rights of an optionee under any option granted prior to such alteration, amendment, suspension or continuance, without the consent of such optionee.

  (b) The Plan, each option under the Plan, and the grant and exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental and shareholder approvals, and the Committee may make amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

  11. Adjustment for Change in Shares Subject to Plan. In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change ("Change in Capitalization"), such equitable adjustments may be made in the Plan and the options granted hereunder as the Committee determines are necessary or appropriate, including if necessary, an adjustment in the number of shares and option exercise prices per share applicable to options then outstanding and in the number of Shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding, for all purposes of the Plan.

  12. Legal Restrictions. If in the opinion of legal counsel for the Company the issuance or sale of any shares of Stock pursuant to the exercise of any option granted hereunder would not be lawful for any reason, including, without limitation, the inability of the Company to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of such option to the optionee or any other authorized person until such legal impediment has, to the satisfaction of counsel, been removed. The Company shall not be obligated to issue or sell any shares of Stock pursuant to the exercise of any option granted under this Plan, if in the opinion of legal counsel, such shares cannot be issued or sold in the absence of an effective registration statement under any applicable state or federal securities laws, including without limitation the Georgia Securities Act of 1973 and the Securities Act of 1933, as amended, or that an exemption from any such registration requirement is then available.

  13. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require an optionee to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the optionee's FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an option under this Plan.

  14. Effectiveness of Plan. The Plan will be adopted by the Board of Directors within twelve months of the date the Plan is adopted by the holders of a majority of the Stock.

  15. Severability. If any provision of the Plan, or any term or condition of any incentive stock option agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid or would result in an incentive stock option failing to meet the requirements of Section 422 of the Internal Revenue Code, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

  16. Investment Purpose. At the time of any exercise of any option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, require the optionee and/or transferee of the optionee's rights to represent in writing to the Company that it is such person's then intention to acquire the Stock for investment and not with a view to the distribution thereof. In such event, no shares shall be issued to such person until the Company is satisfied with the correctness of such representation.

PROXY
                                   APPENDIX A


                               PAMECO CORPORATION

                         CLASS A COMMON STOCK PROXY FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Theodore R. Kallgren and Mary M. McCulley and each of them as attorney and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and to vote all of the shares of Class A Common Stock of Pameco Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 23, 1998, at 9:30 a.m., local time, at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, N.E., Suite 2800, Atlanta, Georgia 30309, and any adjournments thereof:
(1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

Please mark your
votes as in this  [X]
example.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW.

                                FOR ALL            WITHHOLD
                                NOMINEES          AUTHORITY
                             LISTED (EXCEPT      TO VOTE FOR
                               MARKED TO         ALL NOMINEES
                             THE CONTRARY).      LISTED BELOW.
1. To elect Directors by
   Holders of Class A            [_]                 [_]
   Common Stock

   Richard Bearse
   G. Thomas Braswell, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

-----------------------------------------------------

                                           FOR   AGAINST   ABSTAIN
2. To ratify the Company's
   Employee Stock Plan                     [_]     [_]       [_]
   (Plan I)

3. To ratify the Company's
   Employee Stock Plan                     [_]     [_]       [_]
   (Plan II)

4. To amend the Company's Employee
   Stock Option Plan (Plan I) to increase  [_]     [_]       [_]
   to 1,050,000 the maximum number of
   shares of Class A Common Stock
   issuable under that Plan:


5. To amend the Company's Employee
   Stock Option Plan (Plan I) to allow     [_]     [_]       [_]
   employees terminated without cause a
   five business day grace period within
   which to exercise stock options
   granted under that Plan:

6. To amend the Company's Directors
   Stock Option Plan to increase to        [_]     [_]       [_]
   112,500 the maximum number of
   shares of Class A Common Stock
   issuable under such plan:

                          Please sign exacly as your name appears below. When shares are held by joint tenants, both should sign.

   DATE                                                                , 1998
        ---------------------------------------------------------------
                            (Be sure to date Proxy)

--------------------------------------------------------------------------------
                       Signature and title, if applicable

--------------------------------------------------------------------------------
                           Signature if held jointly

                          When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED PRE-PAID ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

LOGO
                                   APPENDIX B

                                     PROXY
                               PAMECO CORPORATION

 CLASS B COMMON STOCK PROXY FOR ANNUAL MEETING OF SHAREHOLDERS SOLICITED BY THE
                               BOARD OF DIRECTORS

  The undersigned hereby appoints Theodore R. Kallgren and Mary M. McCulley and each of them as attorney and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and to vote all of the shares of Class B Common Stock of Pameco Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 23, 1998, at 9:30 a.m., local time, at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, N.E., Suite 2800, Atlanta, Georgia 30309, and any adjournments thereof
(1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.
  The Board of Directors Recommends a Vote FOR the Proposals Listed Below.
 1. To elect Directors by Holders of Class B Common Stock
  [_] FOR all nominees listed below (except as marked to the contrary).
  [_] WITHHOLD AUTHORITY to vote for all nominees listed below.
   James R. Balkcom, Jr., Gerald V. Gurbacki, Michael H.
    Bulkin, Earl Dolive, H. Whitney Wagner, Thomas G. Weld
   (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

 2. To ratify the Company's Employee Stock Option Plan (Plan I):
  [_] FOR    [_] AGAINST    [_] ABSTAIN

 3. To ratify the Company's Employee Stock Option Plan (Plan II):
  [_] FOR    [_] AGAINST    [_] ABSTAIN

 4. To amend the Company's Employee Stock Option Plan (Plan I) to increase to 1,050,000 the maximum number of shares of Class A Common Stock issuable under that Plan:

  [_] FOR    [_] AGAINST    [_] ABSTAIN

5. To amend the Company's Employee Stock Option Plan (Plan I) to allow employees terminated without cause a five business day grace period within which to exercise stock options granted under that Plan:

  [_] FOR    [_] AGAINST    [_] ABSTAIN

6. To amend the Company's Directors Stock Option Plan to increase to 112,500 the maximum number of shares of Class A Common Stock issuable under such
   Plan:

  [_] FOR    [_] AGAINST    [_] ABSTAIN


  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                                  Dated: _________________ 1998
                                                     (Be sure to date Proxy)
                                                  -----------------------------
                                                     Signature and title, if
                                                           applicable
                                                  -----------------------------
                                                    Signature if held jointly

                                                    When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If
                                                  a corporation, please sign
                                                  the full corporate name by
                                                  the president or other au-
                                                  thorized officer. If a part-
                                                  nership, please sign in the
                                                  partnership name by an au-
                                                  thorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.